Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LegalZoom.com, Inc. of our report dated April 6, 2021, relating to the financial statements, which appears in the prospectus dated June 29, 2021 filed by LegalZoom.com, Inc. pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form S-1, as amended (No. 333-256803).

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 29, 2021